UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): November 20, 2006 (November 17, 2006)

THORIUM POWER, LTD.
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(Exact name of registrant as specified in its charter)

Nevada     000-28543                                      91-1975651
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(State of Incorporation)  (Commission File No.)  (IRS Employer ID No.)

8300 Greensboro Drive, Suite 800, McLean, VA 22102
(Address of Principal Executive Offices)

800-685-8082
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.03. MATERIAL MODIFICATIONS TO RIGHTS OF SECURITY HOLDERS

On November 17, 2006, the board of directors of Thorium Power, Ltd. (the “Company”), authorized the extension of the expiration date of the common stock purchase warrants described below by six months from the expiration date identified on the respective warrant. This extension of the expiration date will apply to all of the warrants issued pursuant to, and subject to the terms and conditions of, those certain Subscription Agreements with the Company dated November 23, 2005, February 14, 2006 and May 4, 2006, as well as to the warrants to purchase shares of common stock of Thorium Power, Inc., that were assumed pursuant to the Agreement and Plan of Merger by and among Novastar Resources Ltd., TP Acquisition Corp. and Thorium Power, Inc., dated February 14, 2006. In total, this extension of the expiration date of the common stock purchase warrants identified above will apply to an aggregate of 26,015,971 warrants.

ITEM 9.01. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(d) Exhibits

4.1	Notice Extending Common Stock Purchase Warrants, dated November 17, 2006.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Thorium Power, Ltd.

Date: November 20, 2006

/s/ Seth Grae
President and Chief Executive Office

Exhibit 4.1
THORIUM POWER, LTD.
8300 Greensboro Drive, Suite 800
McLean, Virginia 22102
703.918.4904

NOTICE EXTENDING
COMMON STOCK PURCHASE WARRANTS

To the holders of our common stock purchase warrants:

On November 17, 2006, the board of directors of Thorium Power, Ltd., authorized the extension of the expiration date of the common stock purchase warrants described below by six months from the expiration date identified on the respective warrant.. This extension of the expiration date will apply to all of the warrants issued pursuant to, and subject to the terms and conditions of, those certain Subscription Agreements with the Company dated November 23, 2005, February 14, 2006 and May 4, 2006, as well as to the warrants to purchase shares of common stock of Thorium Power, Inc., that were assumed pursuant to the Agreement and Plan of Merger by and among Novastar Resources Ltd., TP Acquisition Corp. and Thorium Power, Inc., dated February 14, 2006.

November 17, 2006

By ORDER OF THE BOARD OF DIRECTORS,

THORIUM POWER, LTD.
By:  /s/ Seth Grae_______________________
     President and Chief Executive Officer